UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2014

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York		10119-4015
(Address of principal executive offices)		(Zip Code)

(212) 692-7200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

___    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements and Executive Severance Policy

On September 11, 2014, the Compensation Committee of the Board of Trustees of Lexington Realty Trust (the “Trust”) approved (1) separate Employment Agreements (each an “Employment Agreement” and collectively, the “Employment Agreements”) with each of E. Robert Roskind, the Trust’s Chairman, T. Wilson Eglin, the Trust’s Chief Executive Officer and President, Richard J. Rouse, the Trust’s Vice Chairman and Chief Investment Officer, and Patrick Carroll, the Trust’s Executive Vice President, Chief Financial Officer and Treasurer, and (2) a modification to the severance policy applicable to certain other executive officers, including Joseph S. Bonventre, the Trust’s Executive Vice President, General Counsel and Secretary.

The Employment Agreements, which are substantially similar to the existing employment agreements that expire on January 14, 2015, each have a three year term commencing on January 15, 2015 and do not automatically renew. Initial base salaries under the Employment Agreements are unchanged from 2014 base salaries and are subject to review by the Trust no less frequently than annually for increase and may not be decreased.

During the term of the Employment Agreements, each executive will have opportunities for bonuses and will have opportunities for incentive compensation comparable to those provided to other senior executives of the Trust and will be eligible to participate in all bonus and incentive compensation plans made available by the Trust, from time to time, for its senior executives.

The Employment Agreements provide for severance payments upon the occurrence of (i) a termination of employment by the Trust without cause (as defined in the Employment Agreements), (ii) a termination of employment by the Executive with good reason (as defined in the Employment Agreements) or (iii) a termination of employment either (x) by the Trust without cause or (y) by the Executive with good reason, in each case within 12 months of a change in control (as defined in the Employment Agreements). Severance pay includes (i) two and one half (2.5) times the sum of the then base salary and the average of the last two annual cash bonuses paid or agreed to be paid to T. Wilson Eglin and (ii) two (2) times the sum of the then base salary and the average of the last two annual cash bonuses paid or agreed to be paid to the other executives.

Attached as Exhibit 10.1 to this Current Report on Form 8-K is a copy of the form of Employment Agreements. The description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the form attached as an exhibit.

The modification to the severance policy applicable to certain other executive officers consists of an increase in the severance multiple from one time to two times, which severance is triggered upon termination by the Trust without “cause” (as defined in the policy).

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

10.1	Form of Employment Agreements with each of E. Robert Roskind, T. Wilson Eglin, Richard J. Rouse and Patrick Carroll

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: September 15, 2014	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

Exhibit Index

10.1	Form of Employment Agreements with each of E. Robert Roskind, T. Wilson Eglin, Richard J. Rouse and Patrick Carroll